Exhibit 10.7
Restricted Stock Agreement
MARINER ENERGY, INC.
SECOND AMENDED AND RESTATED STOCK INCENTIVE PLAN

Employee:

Date of Grant:

RS Grant Number:

Number of Restricted Shares Granted:

     1. Notice of Grant. Subject to the terms and conditions of the Mariner Energy, Inc. Second Amended and Restated Stock Incentive Plan, as may be amended or restated from time to time (the “Plan”), and this Agreement, you are hereby granted pursuant to the Plan, the above number of restricted shares of Common Stock (“Restricted Stock”) of Mariner Energy, Inc. (the “Company”).
     2. Vesting of Restricted Stock. Subject to the further provisions of this Agreement, the shares of Restricted Stock shall become vested in accordance with the following schedule:
     Notwithstanding the above vesting schedule, but subject to the further provisions hereof, upon the occurrence of the following events the unvested shares of Restricted Stock shall vest or be forfeited as provided below:
     (a) Disability. If (i) you are entitled to benefits under Section 7(d) of your Employment Agreement entered into with the Company, dated February 7, 2005, as amended (“Employment Agreement”), or (ii) the Employment Agreement has terminated and your employment with the Company terminates by reason of a disability that entitles you to benefits under the Company’s or an affiliate’s long-term disability plan, the unvested shares of Restricted Stock shall become fully vested.
     (b) Death. If you die while in the employ of the Company, the unvested shares of Restricted Stock shall become fully vested.
     (c) By the Company other than for Cause. If your employment with the Company is terminated by the Company for any reason other than for Cause (as defined below), the unvested shares of Restricted Stock shall become fully vested. For purposes of this Section 2, the term “Cause” shall have the meaning ascribed to such term in your Employment Agreement, or if the Employment Agreement has terminated, shall mean (i) a material failure to perform your duties, (ii) your conviction of or plea of nolo contendere for any felony or any misdemeanor involving moral turpitude, dishonesty, fraud or breach of trust, (iii) your willful engagement in gross misconduct in the performance of your duties, (iv) your substance abuse, (v) your misappropriation of funds, or (vi) your disparagement of the Company or any affiliate or any of their respective managements or employees.
     (d) Termination for Cause or other than for Good Reason. Except as otherwise provided in Section 2(f) below, if your employment with the Company is terminated by the Company for Cause or by you other than for a Good Reason (as defined below), the unvested shares of Restricted Stock shall be forfeited without consideration. For purposes of this Section 2, the term “Good Reason” shall have the meaning ascribed to such term in your Employment Agreement, or if the Employment Agreement has terminated, shall mean (i) a material adverse change in the nature or scope of your authorities, powers, duties and functions performed; (ii) a material reduction in your base salary or in the cash bonus opportunities made available to you, excluding opportunities under (A) any plan, program, arrangement or agreement providing for compensation in the form of overriding royalty interests or income from overriding royalty interests, (B) any equity-based compensation plans, programs, arrangements or agreements, including, but not limited to, stock options, and (C) 401(k) and profit-sharing plans; or (iii) your permanent place of employment with the Company is changed to a location that is more than 50 miles from your location prior to such change.
     (e) For Good Reason. If your employment with the Company is terminated by you for a Good Reason, the unvested shares of Restricted Stock shall become fully vested.
     (f) Change of Control. Upon (i) the occurrence of a Change of Control (as defined in your Employment Agreement and so used herein) that occurs during your employment with the Company or (ii) the occurrence of a Change of Control within nine months following a termination of your employment with the Company that entitles you to severance under Section 7(c) of your Employment Agreement, the unvested shares of Restricted Stock shall become fully vested.
     For purposes of this Agreement, “employment with the Company” shall include being an employee of the Company or a Parent Entity or Subsidiary.
     All shares of Restricted Stock that are not vested on or before your termination of employment with the Company as provided above shall be automatically cancelled and forfeited without consideration upon your termination, except that if your employment with the Company terminates and you are entitled to severance benefits under Section 7(c) of your Employment Agreement, then the unvested shares of Restricted Stock, if any, shall not be cancelled or forfeited until the date following the date that is nine months after your termination from the Company. If a Change of Control occurs during such nine-month period, the unvested shares of Restricted Stock shall become vested on such Change of Control. Notwithstanding anything in this Agreement seemingly to the contrary, no additional vesting shall occur during such nine-month period except upon a Change of Control as provided above.
     All cash dividends on unvested shares of Restricted Stock held by you shall be paid to you no later than the later of (i) the end of the calendar year in which the dividends are paid to shareholders of Company Common Stock or (ii) the 15th day of the third month following the date the dividends are paid to shareholders. Any stock dividends shall result in an automatic adjustment to the number of shares of Restricted Stock subject to the vesting provisions of this award in accordance with the terms of the Plan.

     3. Book Entry. A book entry evidencing the shares of Restricted Stock shall be made in your name in the books of the Company maintained by its transfer agent, pursuant to which you shall have all of the rights of a shareholder of the Company (except with respect to dividends as provided above) with respect to the shares of Restricted Stock, including, without limitation, voting rights. The book entry shall reflect the restrictions on transfer set forth in Section 4 below. Upon vesting, the Company shall cause the book entry to be amended to remove any restrictions (except for any restrictions required pursuant to applicable securities laws or any other agreement to which you are a party) with respect to the shares of Restricted Stock that have vested.
     4. Nontransferability of Restricted Stock. Prior to vesting, you may not sell, transfer, pledge, exchange, hypothecate or dispose of the shares of Restricted Stock in any manner otherwise than by will or by the laws of descent or distribution. A breach of the terms of this Agreement shall cause a forfeiture of all shares of unvested Restricted Stock.
     5. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, this Agreement, and your Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof and thereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Texas.
     6. Withholding of Tax. To the extent that the receipt of the shares of Restricted Stock or the vesting thereof results in income to you for federal, state or other tax purposes, unless the Company agrees otherwise, you shall either pay the Company an amount of cash equal to the Company’s tax withholding obligations or have the Company withhold and cancel from the number of shares of Restricted Stock awarded you such number of shares of Restricted Stock as the Company determines to be necessary to satisfy the tax required to be withheld by the Company; provided however, that (a) if you fail to satisfy the Company’s tax withholding obligations, the Company, in its sole discretion, may withhold and cancel from the number of shares of Restricted Stock awarded you such number of shares of Restricted Stock as it determines to be necessary to satisfy the tax required to be withheld by the Company, and (b) if the vesting of shares of Restricted Stock occurs as the result of your death while in the employ of the Company, the Company shall withhold and cancel from the number of shares of Restricted Stock awarded you such number of shares of Restricted Stock as it determines to be necessary to satisfy the tax required to be withheld by the Company.
     7. Amendment. Except as provided below, this Agreement may not be modified in any respect by any verbal statement, representation or agreement or by any employee, officer, or representative of the Company or by any written agreement unless signed by you and by an officer of the Company who is expressly authorized by the Company to execute such document. Notwithstanding anything in the Plan or this Agreement to the contrary, if the Committee determines that the terms of this grant do not, in whole or in part, satisfy the requirements of Section 409A of the Internal Revenue Code, to the extent applicable, the Committee, in its sole discretion, may unilaterally modify this Agreement in such manner as it deems appropriate to comply with such section and any regulations or guidance issued thereunder.
     8. Status of Stock. You agree that the shares of Restricted Stock issued under this Agreement will not be sold or otherwise disposed of in any manner that would constitute a violation of the terms and provisions of any applicable federal or state securities laws. You also agree that (i) the book entry made (or the certificates, if any are issued) representing the shares of Restricted Stock may bear such restriction, restrictions, legend or legends as the Committee deems appropriate, (ii) the Company may refuse to register the transfer of the Restricted Stock on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, be contrary to the terms and provisions of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Stock.
     9. General. You agree that the shares of Restricted Stock are granted under and governed by the terms and conditions of the Plan and this Agreement. In the event of any conflict, the terms of the Plan shall control. Capitalized terms used but not defined herein shall have the meanings assigned such terms in the Plan.

MARINER ENERGY, INC.

By:
Name:
Title:

[NAME]

Signature